Exhibit 3.31

SECOND RESTATED

CERTIFICATE OF INCORPORATION

OF

CROSS MEDICAL PRODUCTS, INC.

Cross Medical Products, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Corporation”) hereby certifies as follows:

1. The undersigned is the duly elected, qualified and acting President and Chief Operating Officer of the Corporation.

2. The name of the Corporation is Cross Medical Products, Inc.. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on October 29, 1986 under Danninger Medical Technology, Inc. and an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on July 22, 1997, under Cross Medical Products, Inc.

3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, and having been adopted in accordance therewith, this Second Restated Certificate of Incorporation restates and integrates and amends the provisions of the Certificate of Incorporation of this Corporation.

4. The text of the Certificate of Incorporation of the Corporation, as it may have heretofore been amended and supplemented, is hereby further amended and restated to read in its entirety as follows:

FIRST: The name of the corporation (hereinafter the “Corporation”) is:

Cross Medical Products, Inc.

SECOND: The name and address, including street, number, city and county, of the registered agent of the Corporation in the State of Delaware are:

THE CORPORATION TRUST COMPANY

Corporation Trust Center

1209 Orange Street

Wilmington, New Castle County, Delaware 19801

THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares. The par value of each such share is One Cent ($.01). All such shares are of one class and are shares of Common Stock. Upon the filing in the Office of the Secretary of State of the State of Delaware of this Second Restated Certificate of Incorporation, each issued and outstanding share of Common Stock of the Corporation shall be converted into .0000025 of one share of validly issued, fully paid and non-assessable Common Stock of the Corporation without further action on the part of any party. The par value of the Common Stock shall remain One Cent ($.01).

FIFTH: The Corporation is to have perpetual existence.

SIXTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

EIGHTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article NINTH. In addition to the other powers expressly granted by statute, the Board of Directors shall have the power to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation.

NINTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article NINTH. In addition to the other powers expressly granted by statute, the Board of Directors shall have the power to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation.

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IN WITNESS WHEREOF, this Corporation has caused this Second Restated Certificate of Incorporation to be signed by Joseph A. Mussey, its President and Chief Operating Officer, this 31st day of July, 1998.

CROSS MEDICAL PRODUCTS, INC., a Delaware corporation

By:	/s/ JosephA. Mussey
Joseph A. Mussey President and Chief Operating Officer

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DIVISION OF CORPORATIONS

FILED 03:00 PM 09/08/1998

981348331 - 2105854

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CROSS MEDICAL PRODUCTS, INC.,

an Ohio corporation

INTO

CROSS MEDICAL PRODUCTS, INC.,

a Delaware corporation

Cross Medical Products, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY THAT:

FIRST: The Corporation was incorporated on October 29, 1986, pursuant to the General Corporation Law of the State of Delaware,

SECOND: The Corporation owns all of the outstanding shares of the stock of Cross Medical Products, Inc., a corporation incorporated on July 2, 1986, pursuant to the General Corporation Law of the State of Ohio.

THIRD: On August 28, 1998, the Board of Directors of the Corporation duly adopted by unanimous written consent and filed such written consent with the minutes of the Board, the following resolutions, merging the Subsidiary with and into the Corporation:

WHEREAS, the Corporation is the holder of record of all the issued and outstanding capital stock of Cross Medical Products, Inc., an Ohio corporation (the “Subsidiary”);

WHEREAS, it is deemed advisable and in the best interest of the Corporation to merge the Subsidiary with and into the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation hereby merges the Subsidiary, with and into itself and assumes all the Subsidiary’s liabilities and obligations;

RESOLVED FURTHER, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware; and

RESOLVED FURTHER, that the President, any Vice President, the Secretary or any Assistant Secretary of the Corporation (each, a “Proper Officer” be, and each of them hereby is, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge the Subsidiary and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effectuate said merger.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the date of filing the merger with the Secretary of State.

* * * * *

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Senior Vice President as of the 28th day of August, 1998.

CROSS MEDICAL PRODUCTS, INC., a Delaware corporation

By:	/s/ Richard L. Harrison
Richard L. Harrison
Senior Vice President

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State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 02/28/2008
FILED 06:55 PM 02/28/2008
SRV 080253909 – 2105854 FILE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO

A LIMITED LIABILITY COMPANY

**********

In accordance with the provisions of Section 18-214 of the

Delaware Limited Liability Act

**********

The undersigned, being duly authorized to execute and file this Certificate of Conversion from a domestic corporation to a domestic limited liability company for the purposes of converting Cross Medical Products, Inc., a Delaware corporation (the “Corporation”), into a domestic limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Act, does hereby certify as follows:

FIRST: The name of the Corporation immediately prior to filing this Certificate is Cross Medical Products, Inc.

SECOND: The date the Certificate of Incorporation was first filed is October 29, 1986.

THIRD: The original name of the Corporation as set forth in the Certificate of Incorporation is Danninger Medical Technology, Inc.

FOURTH: The conversion has been approved in accordance with the provisions of Section 18-214 of the Delaware Limited Liability Act.

FIFTH: Upon the filing of the conversion, the name of the limited liability company shall be Cross Medical Products, LLC.

The undersigned, being the duly authorized person of the Corporation, for the purposes of converting the Corporation into a domestic limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Act, does make this Certificate of Conversion, hereby declare and certify that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 27th day of February, 2008.

/s/ Bradley J. Tandy
Bradley J. Tandy, an authorized person

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 02/28/2008
FILED 06:55 PM 02/28/2008
SRV 080253909 – 2105854 FILE

CERTIFICATE OF FORMATION

OF

CROSS MEDICAL PRODUCTS, LLC

This Certificate of Formation is being executed as of February 27, 2008, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1. Name. The name of the limited liability company is Cross Medical Products, LLC (the “Company”).

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 3411 Silverside Road, Rodney Building, #104, in the City of Wilmington, New Castle County, Delaware 19810. The registered agent of the Company for service of process at such address is Corporate Creations Network, Inc.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By:	/s/ Joan D. Donovan
Joan D. Donovan, an Authorized Person